Exhibit 99.B(d)(19)

Schedule A
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management LLC

As of July 8, 2009, as amended June 28, 2011, March 28, 2012, June 23, 2015,

January 11, 2016, and December 5, 2017

SEI INSTITUTIONAL INVESTMENTS TRUST

Small Cap Fund

Small Cap II Fund

Large Cap Fund

Small/Mid Cap Equity Fund

Large Cap Disciplined Equity Fund

Schedule B
to the
Sub-Advisory Agreement
between
SEI Investments Management Corporation
and
AQR Capital Management, LLC

As of July 8, 2009, as amended June 28, 2011, March 28, 2012, June 23, 2015,

January 11, 2016, and December 5, 2017

Pursuant to Paragraph 4, the Adviser shall pay the Sub-Adviser compensation at an annual rate as follows:

SEI Institutional Investments Trust

Large Cap Disciplined Equity Fund (Large Cap Static — core mandate)	[REDACTED]

Large Cap Fund (Large Cap Static — core mandate)	[REDACTED]

Small Cap Fund (Small/Mid Cap Static — stability mandate)	[REDACTED]

Small Cap II Fund (Small/Mid Cap Static — stability mandate)	[REDACTED]

Small/Mid Cap Equity Fund (Small/Mid Cap Static — stability mandate)	[REDACTED]

SEI Funds U.S. Equity Assets Discount

“SEI Funds U.S. Equity Assets” shall mean (1) all assets for any fund of SEI Institutional Investments Trust, SEI Institutional Managed Trust, SEI Canada Group of Funds, SEI Global Master Fund plc., SEI Global Assets Fund plc and SEI Global Investments Fund plc that are managed by the Sub-Adviser according to the following U.S. equity strategies: Static Large Cap or Static Small/Mid Cap.

As of the effective date of this amendment to the Agreement, the Sub-Adviser currently provides investment advisory services to “SEI Fund U.S. Equity Assets” for the following funds:

•                  SEI Institutional Managed Trust Large Cap Fund;

•                  SEI Institutional Managed Trust Large Cap Value Fund;

•                  SEI Institutional Managed Trust Tax-Managed Small/Mid Cap Fund;

•                  SEI Institutional Managed Trust Small Cap Fund;

•                  SEI Institutional Managed Trust Small Cap Value Fund;

•                  SEI Institutional Investments Trust Small Cap Fund;

•                  SEI Institutional Investments Trust Small Cap II Fund;

•                  SEI Institutional Investments Trust Small/Mid Cap Equity Fund;

•                  SEI Institutional Investments Trust Large Cap Fund;

•                  SEI Institutional Investments Trust Large Cap Disciplined Equity Fund;

•                  U.S. Small Company Equity Fund (SEI Canada);

•                  U.S. Large Company Equity Fund (SEI Canada);

•                  SEI GMF the SEI U.S. Small Companies Fund; and

•                  SEI GMF the SEI U.S. Large Companies Fund.

As of the effective date of this amendment, the Adviser shall pay the Sub-Adviser its sub-advisory fee on the assets of each Fund, as noted above, subject to a discount as set forth in Table 1 below (the “Discount”).

The discount of each Fund’s Portfolio Management Fee is determined by aggregating all SEI Funds U.S. Equity Assets as of each month end prior to each monthly payment to the Sub-Adviser. The Discount is applied to only those assets in excess of the Aggregate Assets Breakpoints as set forth in Table 1 below, and such Discount shall be prorated across all funds comprising SEI Funds U.S. Equity Assets.

Table 1

[REDACTED]

SEI Investments Management Corporation	AQR Capital Management, LLC

By:	By:
/s/ William T. Lawrence	/s/ Nicole DonVito

Name:	Name:
William T. Lawrence	Nicole DonVito

Title:	Title:
Vice President	Senior Counsel and Head of Registered Products